UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

LEAP WIRELESS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 18, 2011, Leap Wireless International, Inc. (“Leap”) issued the attached press release announcing that Glass, Lewis & Co. LLC, a leading independent proxy advisory firm, recommended that Leap’s stockholders vote in favor of all of Leap’s nominees at Leap’s Annual Meeting of Stockholders to be held on July 28, 2011, and not in favor of nominees proposed by Pentwater Capital Management.

In connection with the Annual Meeting, Leap mailed to stockholders its definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on June 28, 2011 (the “Definitive Proxy Statement”). In addition, Leap files annual, quarterly and special reports, proxy and information statements and other information with the SEC. Stockholders are urged to read the Definitive Proxy Statement and other information because they contain important information about Leap and the proposals to be presented at the Annual Meeting. These documents are available free of charge at the SEC’s website at www.sec.gov or from Leap at www.leapwireless.com. The contents of the websites referenced herein are not deemed to be incorporated by reference into the Definitive Proxy Statement.

Leap and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the election of directors and other proposals to be voted on at the Annual Meeting. Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the Definitive Proxy Statement filed by Leap with the SEC.

FOR IMMEDIATE RELEASE

Greg Lund, Media Relations

858-882-9105

glund@leapwireless.com

or

Amy Wakeham, Investor Relations

858-882-9876

awakeham@leapwireless.com

Leading Proxy Advisory Service Glass Lewis Recommends Leap Stockholders

Vote “FOR” Leap’s Board Nominees and Proposals

~ Company Urges Stockholders to Vote FOR All of Leap’s Nominees on WHITE Proxy Card ~

SAN DIEGO – July 18, 2011 — Leap Wireless International, Inc. (NASDAQ: LEAP), a leading provider of innovative, value-driven wireless communications services, announced that Glass, Lewis & Co. LLC, a leading independent proxy advisory firm, recommends that stockholders vote in favor of all of Leap’s nominees at the Company’s July 28th Annual Meeting of Stockholders, and not in favor of nominees proposed by Pentwater Capital Management.

Leap believes that Pentwater is an opportunistic investor with no long-term commitment to the Company and that Pentwater has failed to articulate any specific plan for Leap’s business that the Company is not already pursuing.

In making its recommendation, Glass Lewis described Pentwater’s specific operating plans for Leap by saying:

“[Pentwater] . . . appears to offer considerably less in the way of concrete plans relative to those presented by the board.”

Regarding Pentwater’s trading in Leap’s stock, Glass Lewis says:

“More concerning still is the brief, small and oddly-structured nature of Pentwater’s investment. More specifically, [Pentwater] held none of its current equity interest in the Company prior to Leap’s August 2010 investor day, after which it accrued a 5% interest in the Company over a six-

month period. In the three-month period following announcement of the contest, however, Pentwater disposed of over a third of its position in Leap, and, as recently as June 20, 2011, held a short position against approximately 67% of its remaining stake in the Company. ”

The report concludes:

“We believe the nature of Pentwater’s investment pattern in Leap raises significant doubts about the extent to which it shares an interest in the long-term value of the Company.”

“We are pleased that Glass Lewis, one of the nation’s leading independent proxy advisory firms, has recommended that stockholders vote in favor of Leap’s highly qualified slate of independent nominees,” said Doug Hutcheson, President and Chief Executive Officer. “We believe that the Company is on the right path to deliver significant additional value to stockholders and that a change in the Board would be a mistake. We urge our stockholders to vote for our directors to help ensure that we continue our momentum toward improved financial results and increased stockholder value.”

Leap continues to recommend that stockholders discard any gold proxy card they have received from Pentwater, and instead vote to elect the Company’s slate of directors by voting FOR all of the Company’s nominees on the WHITE Leap proxy card.

About Leap

Leap provides innovative, high-value wireless services to a young and ethnically diverse customer base. With the value of unlimited wireless services as the foundation of its business, Leap pioneered its Cricket® service. The Company and its joint ventures operate in 35 states and hold licenses in 35 of the top 50 U.S. markets. Through its affordable, flat-rate service plans, Cricket offers customers a choice of unlimited voice, text, data and mobile Web services. Headquartered in San Diego, Calif., Leap is traded on the NASDAQ Global Select Market under the ticker symbol “LEAP.” For more information, please visit www.leapwireless.com.

Leap is a registered service mark of Leap Wireless International, Inc. Cricket is a registered trademark of Cricket Communications, Inc.

Important Information

In connection with the solicitation of proxies, Leap Wireless International, Inc., or Leap, has filed with the Securities and Exchange Commission, or the SEC, a definitive proxy statement and other relevant documents concerning the proposals to be presented at Leap’s 2011 Annual Meeting of Stockholders, or the 2011 Annual Meeting. The proxy statement contains important information about Leap and the 2011 Annual Meeting. In connection with the 2011 Annual Meeting, Leap has mailed the definitive proxy statement to stockholders. In addition, Leap files annual, quarterly and special reports, proxy statements and other information with the SEC. You are urged to read the proxy statement and other information because they contain important information about Leap and the proposals to be presented at the 2011 Annual Meeting. These documents are available free of charge at the SEC’s website at www.sec.gov or from Leap at www.leapwireless.com. The contents of the websites referenced herein are not deemed to be incorporated by reference into the proxy statement.

Leap and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from Leap’s stockholders in connection with the election of directors and other matters to be proposed at the 2011 Annual Meeting. Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the definitive proxy statement and other materials filed by Leap with the SEC.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations based on currently available operating, financial and competitive information, but are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements. Our forward-looking statements include our discussions about our expected, future financial and operational performance, including as a result of our current and future product and service plan offerings, future plans to transition to LTE networks and expected contributions from management and from our proposed slate of nominees to Leap’s Board of Directors and are generally identified with words such as “believe,” “expect,” “intend,” “plan,” “could,” “may” and similar expressions. Risks, uncertainties and assumptions that could affect our forward-looking statements include, among other things:

•	our ability to attract and retain customers in an extremely competitive marketplace;

•

the duration and severity of the current economic downturn in the United States and changes in economic conditions, including interest rates, consumer credit conditions, consumer debt levels, consumer confidence, unemployment rates, energy costs and other macro-economic factors that could adversely affect demand for the services we provide;

•	the impact of competitors’ initiatives;

•	our ability to successfully implement product and service plan offerings, expand our retail distribution and execute effectively on our other strategic activities;

•	our ability to obtain and maintain roaming and wholesale services from other carriers at cost-effective rates;

•	our ability to maintain effective internal control over financial reporting

•	our ability to attract, integrate, motivate and retain an experienced workforce, including members of senior management;

•	future customer usage of our wireless services, which could exceed our expectations, and our ability to manage or increase network capacity to meet increasing customer demand;

•	our ability to acquire additional spectrum in the future at a reasonable cost or on a timely basis;

•	our ability to comply with the covenants in any credit agreement, indenture or similar instrument governing any of our existing or future indebtedness;

•	our ability to effectively integrate, manage and operate our new joint venture in South Texas;

•

failure of our network or information technology systems to perform according to expectations and risks associated with the upgrade or transition of certain of those systems, including our customer billing system; and

•

other factors detailed in the section entitled “Risk Factors” included in our periodic reports filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 6, 2011.

All forward-looking statements included in this press release should be considered in the context of these risks. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on our forward-looking statements.

Leap is a U.S. registered trademark and the Leap logo is a trademark of Leap. Cricket, Cricket Wireless, Cricket Clicks, Jump, Jump Mobile, Flex Bucket, Real Unlimited Unreal Savings and the Cricket “K” are U.S. registered trademarks of Cricket. In addition, the following are trademarks or service marks of Cricket: BridgePay, Cricket By Week, Cricket Choice, Cricket Connect, Cricket Nation, Cricket PAYGo, Muve, Muve Music, Muve Money, Cricket Crosswave, Seek Music, MyPerks, Cricket MyPerks and Cricket Wireless Internet Service. All other trademarks are the property of their respective owners.

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